Exhibit 99

FOR IMMEDIATE RELEASE

RADIO UNICA COMMUNICATIONS CORP. ANNOUNCES SECOND QUARTER RESULTS

MIAMI, FL, August 13, 2003 - Radio Unica Communications Corp. (OTCBB: UNCA), the nation’s only Spanish language radio network, today announced financial results for the second quarter ended June 30, 2003.

Net revenue for the second quarter ended June 30, 2003 increased by 1% to $12.3 million from $12.2 million in the same period last year. Net revenue relating to the radio broadcasting business decreased by 2% to $9.7 million from $10.0 million in the same period last year.

Earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) for the second quarter increased by 115% to $0.3 million from $0.1 million in the same period last year. EBITDA relating to the radio broadcasting business increased by 160% to $0.1 million from a loss of $0.2 million for the same period in the prior year.

The net loss for the second quarter was $5.5 million, or $0.26 per basic and diluted share, compared to a net loss of $5.1 million, or $0.24 per basic and diluted share for the same period in the prior year.

Net revenue for the six months ended June 30, 2003 increased by 8% to $21.9 million from $20.3 million for the same period last year. Net revenue relating to the radio broadcasting business remained constant at $16.6 million.

EBITDA for the six months increased by 51% to a loss of $1.4 million from a loss of $2.8 million in the same period last year. EBITDA relating to the radio broadcasting business increased by 56% to a loss of $1.4 million from a loss of $3.3 million in the same period last year.

The net loss for the six months was $12.9 million, or $0.61 per basic and diluted share, compared to a net loss of $13.1 million, or $0.63 per basic and diluted share for the same period in the prior year.

Commenting on today’s announcement, Joaquin F. Blaya, Chairman and Chief Executive Officer of Radio Unica, said, “While our results were impacted by the soft advertising environment, we have continued to prudently manage our costs, as reflected in our 115% improvement in our EBITDA loss for the quarter. We continue to review all of our options for improving our capital structure and we are continuing discussions with our bondholders. We will make further announcements as information becomes available.”

About Radio Unica Communications Corp.
Radio Unica Communications Corp., based in Miami, Florida, is the only national Spanish-language radio network in the country and reaches approximately 80% of Hispanic USA through a group of owned and operated stations and affiliates located nationwide. The Company’s operations include the Radio Unica Network and an owned and/or operated station group covering the top U.S. Hispanic markets including Los Angeles, New York, Miami, San Francisco, Chicago, Houston, San Antonio, McAllen, Dallas, Fresno, Phoenix, Sacramento, and Tucson.

Radio Unica corners the market in sports with its exclusive U.S. Spanish-language radio broadcast rights to the 2004 Summer Olympics; Gold Cup 2003 and 2005; and Copa America 2004. Radio Unica also owns the exclusive U.S. Spanish-language radio broadcast rights to Mexican National League soccer matches.

The Network’s programming line-up includes contemporary-theme talk shows hosted by internationally known personalities such as Dr. Isabel Gomez-Bassols, Paul Bouche, Hugo Cadelago (“El Gordo”), Guillermo Descalzi, Ricardo Brown, sports-talk hosted by Jorge Ramos and other top names in sports broadcasting; and newscasts on the hour, 24 hours a day. Many programs are interactive, allowing listeners to call in toll-free.

This press release contains forward-looking information based upon Radio Unica’s current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with the forward-looking information include economic factors, the success of programming strategies and other business factors. For further information, please refer to Radio Unica’s filings with the Securities and Exchange Commission.

Financial Tables Follow
# # #

Contacts: Steven E. Dawson Radio Unica Corp. (305) 463-5000	Chris Plunkett Brainerd Communicators, Inc. (212) 986-6667

RADIO UNICA COMMUNICATIONS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

                                                         Three months ended                         Six months ended
                                                              June 30,                                  June 30,

                                                         2003                 2002                 2003                 2002

Net revenue                                         $12,306,411          $ 12,178,532         $ 21,903,805         $ 20,340,268

Operating expenses:
    Direct operating (exclusive of depreciation
    shown seperately below)                           1,493,303             1,302,953            2,505,838            2,498,426
    Selling, general and administrative               4,249,151             4,397,813            8,391,911            8,368,505
    Network (exclusive of depreciation shown
    seperately below)                                 3,103,316             3,712,702            5,903,595            7,473,748
    Corporate                                         1,000,626             1,014,339            1,963,495            1,939,611
    Cost of promotion services                        2,172,897             1,478,502            4,681,488            2,490,859
    Depreciation and amortization                       822,179               752,700            1,620,879            1,491,950
    Stock option compensation                            43,202               151,321               64,945              311,466
                                                     12,884,674            12,810,330           25,132,151           24,574,565
Loss from operations                                   (578,263)             (631,798)          (3,228,346)          (4,234,297)

Other income (expense):
    Interest expense                                 (5,021,367)           (4,602,403)          (9,982,450)          (9,115,868)
    Interest income                                      58,259                88,395               97,694              193,644
    Other                                                 7,003                (4,437)             249,923              (52,920)
                                                     (4,956,105)           (4,518,445)          (9,634,833)          (8,975,144)
Loss before income taxes                             (5,534,368)           (5,150,243)         (12,863,179)         (13,209,441)
Income tax benefit                                            -                39,018                    -               78,036
Net loss                                            $(5,534,368)         $ (5,111,225)        $(12,863,179)        $(13,131,405)

Net loss per common share - basic and diluted           $ (0.26)              $ (0.24)             $ (0.61)             $ (0.63)

Weighted average common shares
    outstanding - basic and diluted                  20,941,656            20,941,656           20,941,656           20,941,656

RADIO UNICA COMMUNICATIONS CORP.

CONSOLIDATED BALANCE SHEETS

                                                                                       June 30,              December 31,
ASSETS                                                                                   2003                    2002

                                                                                      (Unaudited)
Current assets:
   Cash and cash equivalents                                                            $ 12,963,577        $ 11,054,978
   Accounts receivable, net of allowance for doubtful accounts of
     $1,022,391 and $1,148,228, respectively                                               8,256,498           9,494,925
   Prepaid expenses and other current assets                                               4,222,300           2,774,480
   Assets held for sale                                                                            -           2,925,554
Total current assets                                                                      25,442,375          26,249,937

   Property and equipment, net                                                            21,927,423          23,071,043
   Broadcast licenses, net of accumulated amortization of $10,336,623                     96,433,935          96,433,935
   Other intangible assets, net                                                            8,404,017           8,971,849
   Other assets                                                                              524,009             437,085
                                                                                       $ 152,731,759       $ 155,163,849

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Accounts payable                                                                        $ 719,722         $ 1,295,971
   Accrued expenses                                                                        2,686,870           2,905,277
   Interest payable                                                                        7,746,391           7,784,537
   Deferred revenue                                                                          445,553             608,218
   Current portion of notes payable                                                          503,663             641,741
Total current liabilities                                                                 12,102,199          13,235,744

Other liabilities                                                                             75,500              75,000
Notes payable                                                                                      -             500,810
Deferred taxes                                                                               988,460             988,460
Revolving credit facility                                                                 12,000,000                   -
Senior discount notes                                                                    158,088,000         158,088,000

Commitments and contingencies

Stockholders' deficit:
   Preferred stock; $.01 par value; 5,000,000 shares authorized;
     no shares issued or outstanding                                                               -                   -
   Common stock; $.01 par value; 40,000,000 shares authorized;
     21,420,456 shares issued and 20,941,656 shares outstanding                              214,205             214,205
   Additional paid-in capital                                                            161,562,206         161,562,206
   Treasury stock at cost; 478,800 shares                                                 (1,315,644)         (1,315,644)
   Stockholders notes receivable                                                            (789,657)           (789,657)
   Deferred compensation expense                                                             (31,282)            (96,226)
   Accumulated deficit                                                                  (190,162,228)       (177,299,049)
Total stockholders' deficit                                                              (30,522,400)        (17,724,165)
                                                                                       $ 152,731,759       $ 155,163,849

Use of Non-GAAP Financial Measures

          The Company utilizes a financial measure that is not calculated in accordance with GAAP to assess its financial performance. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. The non-GAAP financial measure used in this release is EBITDA. EBITDA is defined as earnings (loss) before interest, taxes, depreciation and amortization. The Company believes that the presentation of EBITDA provides useful information to investors regarding the Company’s financial condition because it is a commonly used financial analysis tool for measuring and comparing media companies. EBITDA should not be considered as an alternative to net cash provided by (used in) operating activities as a measure of liquidity. This non-GAAP financial measure may not be comparable to similarly titled measures used by other companies.

          Below is a reconciliation of net loss to EBITDA for the Company as well as its radio broadcasting business.

                                                                             Consolidated

                                                     Three months ended                         Six months ended
                                                          June 30,                                  June 30,

                                                     2003                 2002                 2003                 2002

Net loss                                        $(5,534,288)         $ (5,111,225)        $(12,863,179)        $(13,131,405)

Adjustments:
    Interest expense net                          4,963,108             4,514,008            9,884,756            8,922,224
    Income taxes                                          -               (39,018)                  -              (78,036)
    Deprecation and amortization                    822,179               752,700            1,620,879            1,491,950
EBITDA                                          $   250,919          $    116,465         $ (1,357,544)         $(2,795,267)

                                                                             Radio Broadcasting

                                                     Three months ended                         Six months ended
                                                          June 30,                                  June 30,

                                                     2003                 2002                 2003                 2002

Net loss                                        $(5,586,840)         $ (5,321,840)        $(12,777,047)        $(13,434,500)

Adjustments:
    Interest expense net                          4,948,219             4,464,505            9,845,820            8,832,462
    Income taxes                                          -               (39,018)                  -              (78,036)
    Deprecation and amortization                    758,536               697,051            1,493,594            1,381,821
EBITDA                                          $   120,467          $   (199,302)        $ (1,437,633)         $(3,298,253)